Exhibit 99.1

SciQuest Announces Fourth Quarter and Full Year Financial Results

MORRISVILLE, N.C., Feb. 5, 2015 (GLOBE NEWSWIRE) -- SciQuest, Inc. (Nasdaq:SQI), a leading provider of cloud-based business automation solutions for spend management, today announced its financial results for the fourth quarter and full year ended December 31, 2014.

"Fourth quarter capped a year of transition and investment with solid progress against our long-term priorities that drive growth and profitability. We posted quarterly results that were consistent with our guidance ranges. During the quarter, we added 17 new customers and generated robust cross-selling to existing customers. We also generated a significant number of smaller deals, helping us to reduce our reliance on large transactions whose timing can be difficult to predict," said Stephen Wiehe, President and Chief Executive Officer of SciQuest. "The improvements we made during 2014 and our achievements in the fourth quarter position us for success in 2015 and beyond. Our confidence in our ability to increase both revenue growth rates and margin levels by the end of 2015 is based on a number of catalysts including our enhanced solution suite, our strengthened sales organization and our increased ability to capitalize on our Commercial market opportunity."

Fourth Quarter 2014 Results

SciQuest reported GAAP revenues of $25.6 million for the quarter ended December 31, 2014 compared to $25.8 million in the fourth quarter of 2013.

GAAP income from operations in the fourth quarter of 2014 was $0.2 million compared to GAAP loss from operations of $1.0 million in the fourth quarter of 2013. GAAP net income was $0.4 million in the fourth quarter of 2014 compared to GAAP net loss of $1.2 million in the same quarter in the prior year.

GAAP diluted net income per share was $0.01 in the fourth quarter of 2014 based on 27.8 million weighted average diluted shares outstanding. GAAP basic net loss per share in the fourth quarter of 2013 was $0.05 based on 23.8 million weighted average basic shares outstanding.

Non-GAAP revenue(1) in the fourth quarter was $25.6 million, which was generally in-line with the fourth quarter of 2013 after deducting approximately $0.5 million of one-time settlement fees and approximately $0.5 million of impact from higher service revenues and early deal signings from a year ago.

Non-GAAP income from operations(2) in the fourth quarter of 2014 was $3.1 million compared to non-GAAP income from operations(2) of $4.4 million in the fourth quarter of 2013. Non-GAAP net income(3) in the fourth quarter of 2014 was $1.9 million compared to non-GAAP net income(3) in the fourth quarter of 2013 of $2.7 million.

Non-GAAP diluted net income per share(3) was $0.07 in the fourth quarter of 2014 based on 27.8 million weighted average diluted shares outstanding. Non-GAAP diluted net income per share(3) in the fourth quarter of 2013 was $0.11 based on 24.3 million weighted average diluted shares outstanding.

Exhibit 99.1

Full Year 2014 Results

On a full year basis, GAAP revenues were $101.9 million in 2014 compared to $90.2 million in 2013. GAAP loss from operations was $0.7 million in 2014 compared to GAAP loss from operations of $5.1 million in 2013. GAAP net loss was $0.1 million in 2014 and GAAP basic net loss per share during the year was breakeven based on 26.6 million weighted average basic shares outstanding. In 2013, GAAP net loss was $4.7 million and GAAP basic net loss per share was $0.20 based on 23.0 weighted average basic shares outstanding.

Non-GAAP revenues(1) in 2014 were $103.3 million. This represented an annual growth rate of approximately 12% over non-GAAP revenue in 2013 after deducting approximately $0.5 million of one-time settlement fees and approximately $0.5 million of impact from higher service revenues and early deal signings from a year ago.

Non-GAAP income from operations(2) was $12.9 million in 2014 compared to non-GAAP income from operations(2) of $14.5 million in 2013. Non-GAAP net income(3) was $8.0 million in 2014 compared to non-GAAP net income(3) of $8.8 million in 2013.

Non-GAAP diluted net income per share(3) in 2014 was $0.30 based on 27.0 million weighted average diluted shares outstanding. Non-GAAP diluted net income per share(3) in 2013 was $0.38 based on 23.5 million weighted average diluted shares outstanding.

Net cash provided by operating activities in 2014 was $17.4 million and adjusted free cash flow(4) in 2014 was $10.6 million.

Business Outlook

SciQuest is issuing the following guidance:

First Quarter 2015

•	GAAP revenues between $25.6 million and $25.9 million.
•	GAAP basic net loss per share between $0.01 and $0.02.
•	Weighted average basic shares outstanding of approximately 27.6 million.
•	Non-GAAP revenues(1) between $25.7 million and $26.0 million.
•	Non-GAAP diluted net income per share(3) between $0.04 and $0.05.
•	Weighted average diluted shares outstanding of approximately 27.9 million.

Full Year 2015

•	GAAP revenues between $105.9 million and $109.9 million.
•	GAAP diluted net income per share between $0.02 and $0.06.
•	Weighted average diluted shares outstanding of approximately 28.0 million.
•	Net cash provided by operating activities between $21.5 million and $23.5 million.

Exhibit 99.1

•	Capitalization of software development costs of approximately $6.0 million, purchase of property and equipment of approximately $2.5 million.
•	Non-GAAP revenues(1) between $106.0 million and $110.0 million.
•	Non-GAAP diluted net income per share(3) between $0.29 and $0.33.
•	Adjusted free cash flow(4) between $13.0 million and $15.0 million.

A reconciliation of the most comparable GAAP financial measure to the non-GAAP measures used above is included with the financial tables at the end of this release.

ENDNOTES

1) Non-GAAP revenues exclude the purchase accounting deferred revenue adjustment.

2) Non-GAAP income from operations excludes the purchase accounting deferred revenue adjustment; stock-based compensation expense; acquisition related costs; headquarter relocation costs; and the amortization of (i) intangible assets and (ii) acquired software.

3) Non-GAAP net income and non-GAAP diluted net income per share exclude the purchase accounting deferred revenue adjustment; stock-based compensation expense; acquisition related costs; headquarter relocation costs; and the amortization of (i) intangible assets and (ii) acquired software. Non-GAAP net income includes the burden of the tax effect of these items.

4) Adjusted free cash flow is defined as net cash provided by operating activities plus acquisition-related costs, less (i) the purchase of property and equipment, (ii) capitalization of software development costs and (iii) tenant improvement credits net of lease exit costs.

Conference Call Information

What:	SciQuest's fourth quarter results conference call
When:	Thursday February 5, 2015
Time:	4:30 p.m. ET
Webcast:	http://investor.sciquest.com (live and replay)
Live Call:	(877) 407-8289, domestic
(201) 689-8341, international
Replay:	(877) 660-6853, domestic
(201) 612-7415, international

Live and replay conference ID code: 13598788

Non-GAAP Financial Measures

SciQuest provides all information required in accordance with GAAP, but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, SciQuest presents non-GAAP financial measures in reporting its financial results to provide investors with additional tools to evaluate SciQuest's operating results in a manner that focuses on what SciQuest believes to be its ongoing business operations and what SciQuest uses to evaluate its ongoing operations and for internal planning and

Exhibit 99.1

forecasting purposes. SciQuest's management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. SciQuest's management believes it is useful for itself and investors to review, as applicable, both GAAP information that includes: (i) amortization of intangible assets and acquired software; (ii) stock-based compensation; (iii) purchase accounting deferred revenue adjustment; (iv) other significant items, such as acquisition related expenses and headquarter relation costs; and (v) the beneficial income tax effect of these items; and the non-GAAP measures that exclude such information in order to assess the performance of SciQuest's business and for planning and forecasting in subsequent periods. Whenever SciQuest uses such a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure to the extent possible. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed herein.

About SciQuest

SciQuest (Nasdaq:SQI) spend management solutions enable procurement, sourcing and financial professionals to focus on strategic decisions that transform business processes. Used by hundreds of organizations including many Fortune 500 and leading global companies, our feature-rich products combined with our expert services, help hundreds of organizations improve, automate and optimize their source-to-settle processes – driving bottom line results.

Learn more about our solutions and how we can help your organization turn spending into savings at www.sciquest.com.

To join the conversation, please visit our blog, The Open Kitchen at http://www.sciquest.com/blog or follow us on Twitter @SciQuest.

Cautionary Note Regarding Forward-Looking Statements

Forward-looking statements include information concerning SciQuest's possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, potential market opportunities, the effects of competition and other factors that could impact future performance. In particular, forward-looking statements include references to success in 2015 and beyond and to increasing revenue growth rates and margin levels by the end of 2015 as well as capitalizing on our Commercial market opportunity and all statements in the "Business Outlook" section. Forward-looking statements consist of statements that are not historical facts and can be identified by terms such as, but not limited to, "accelerates," "anticipates," "believes," "could," "seeks," "estimates," "expects," "intends," "may," "plans," "potential," "predicts," "projects," "should," "will," "would" or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Certain of these risks are discussed in "Part I, Item 1A, Risk Factors" and elsewhere in SciQuest's most recent Annual Report on Form 10-K and other reports, as filed with the United States Securities and Exchange

Exhibit 99.1

Commission ("SEC"). In particular, we call your attention to the risk factors in our Annual Report on Form 10-K entitled "Our actual operating results may differ significantly from our guidance", "If we are unable to attract new customers, or if our existing customers do not purchase additional products or services, the growth of our business and cash flows will be adversely affected", "Our failure to sustain our historical renewal rates, pricing and terms of our customer contracts would adversely affect our operating results" and "We are subject to a lengthy sales cycle and delays or failures to complete sales may harm our business and result in slower growth." The company's SEC reports are available free of charge on the SEC's website at http://www.sec.gov or on the company's website at www.sciquest.com. All forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Also, forward-looking statements represent management's beliefs and assumptions only as of the date of this release. Except as required by law, SciQuest assumes no obligation to update these forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

Exhibit 99.1

SQI-F

SCIQUEST, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands except per share amounts)

	As of December 31,	As of December 31,
	2014	2013
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$ 59,419	$ 19,117
Short-term investments	71,493	15,105
Accounts receivable, net	12,032	12,987
Prepaid expenses and other current assets	2,666	3,268
Deferred tax asset	400	290
Total current assets	146,010	50,767
Property and equipment, net	13,595	10,028
Goodwill	63,779	65,280
Intangible assets, net	23,846	29,490
Deferred commissions	6,094	6,701
Deferred tax asset, less current portion	11,657	10,885
Other	234	294
Total assets	$ 265,215	$ 173,445
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$ 375	$ 741
Accrued liabilities	10,051	13,765
Deferred revenues	59,751	57,417
Total current liabilities	70,177	71,923
Deferred revenues, less current portion	11,350	13,343
Deferred rent, less current portion	2,027	--
Stockholders' equity:
Common stock, $0.001 par value; 50,000 shares authorized; 27,574 and 23,811 shares issued and outstanding as of December 31, 2014 and December 31, 2013, respectively	28	24
Additional paid-in capital	204,065	108,864
Accumulated other comprehensive loss	(3,055)	(1,401)
Accumulated deficit	(19,377)	(19,308)
Total stockholders' equity	181,661	88,179
Total liabilities and stockholders' equity	$ 265,215	$ 173,445

Exhibit 99.1

SCIQUEST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
	(unaudited)		(unaudited)

Revenues	$ 25,568	$ 25,848	$ 101,932	$ 90,231
Cost of revenues (1)(2)	8,097	7,469	31,497	27,411
Gross profit	17,471	18,379	70,435	62,820
Operating expenses: (1)
Research and development	7,046	7,742	28,307	28,267
Sales and marketing	6,208	7,197	25,617	24,261
General and administrative	3,254	3,587	14,045	13,033
Amortization of intangible assets	759	837	3,154	2,382
Total operating expenses	17,267	19,363	71,123	67,943
Income (loss) from operations	204	(984)	(688)	(5,123)
Other income, net:
Interest income	115	11	297	61
Other (expense) income, net	(99)	10	(147)	(48)
Total other income, net	16	21	150	13
Income (loss) before income taxes	220	(963)	(538)	(5,110)
Income tax benefit (expense)	148	(257)	469	376
Net income (loss)	$ 368	$ (1,220)	$ (69)	$ (4,734)

Other comprehensive loss:
Foreign currency translation adjustments	(681)	(680)	(1,654)	(1,286)
Comprehensive loss	$ (313)	$ (1,900)	$ (1,723)	$ (6,020)

Net income (loss) per share
Basic	$ 0.01	$ (0.05)	$ (0.00)	$ (0.20)
Diluted	$ 0.01	$ (0.05)	$ (0.00)	$ (0.20)

Weighted average shares outstanding used in computing per share amounts
Basic	27,540	23,759	26,609	23,044
Diluted	27,789	23,759	26,609	23,044

(1) Amounts include stock-based compensation expense, as follows:
	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
	(unaudited)		(unaudited)
Cost of revenues	$ 179	$ 131	$ 712	$ 499
Research and development	132	426	714	1,714
Sales and marketing	379	577	1,491	1,992
General and administrative	827	696	3,272	2,727
	$ 1,517	$ 1,830	$ 6,189	$ 6,932

(2) Cost of revenues includes amortization of capitalized software development costs of:

Amortization of capitalized software development costs:	$ 912	$ 555	$ 2,934	$ 1,842
Amortization of acquired software:	520	528	2,078	1,580
	$ 1,432	$ 1,083	$ 5,012	$ 3,422

Exhibit 99.1

SCIQUEST, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
	(unaudited)		(unaudited)
Cash flows from operating activities
Net income (loss)	$ 368	$ (1,220)	$ (69)	$ (4,734)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	2,897	2,503	10,851	7,963
Loss on disposal of fixed assets	--	--	430	--
Stock-based compensation expense	1,517	1,830	6,189	6,932
Deferred taxes	(141)	233	(598)	(443)
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(3,410)	(212)	883	2,497
Prepaid expense and other current assets	181	(1,041)	560	(1,510)
Deferred commissions and other assets	(72)	(495)	681	290
Accounts payable	218	417	(364)	(1,214)
Accrued liabilities	49	3,077	(3,720)	4,170
Deferred revenues	4,860	3,597	532	4,067
Deferred rent	2,027	--	2,027	--
Net cash provided by operating activities	8,494	8,689	17,402	18,018
Cash flows from investing activities
Business acquisition, net of cash acquired	--	(59)	--	(25,592)
Addition of capitalized software development costs	(1,319)	(712)	(5,550)	(3,654)
Purchase of property and equipment	(892)	(1,032)	(4,196)	(2,873)
Purchase of short-term investments	(29,993)	--	(122,728)	(23,525)
Maturities of short-term investments	35,860	125	66,340	38,160
Net cash provided by (used in) investing activities	3,656	(1,678)	(66,134)	(17,484)
Cash flows from financing activities
Proceeds from public offering, net of underwriting discount	--	--	87,673	--
Public offering costs	--	--	(240)	--
Proceeds from exercise of common stock options	279	495	731	2,103
Proceeds from employee stock purchase plan activity	156	170	922	930
Net cash provided by financing activities	435	665	89,086	3,033
Effect of exchange rate change on cash and cash equivalents	(16)	(17)	(52)	(56)
Net increase in cash and cash equivalents	12,569	7,659	40,302	3,511
Cash and cash equivalents at beginning of the period	46,850	11,458	19,117	15,606
Cash and cash equivalents at end of the period	$ 59,419	$ 19,117	$ 59,419	$ 19,117

Exhibit 99.1

RECONCILIATION DATA
(UNAUDITED)
(in thousands except per share amounts)

Reconciliation of Net Income (Loss) to Non-GAAP Net Income:	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Net income (loss)	$ 368	$ (1,220)	$ (69)	$ (4,734)
Purchase accounting deferred revenue adjustment	54	888	1,365	3,323
Amortization of intangible assets	759	837	3,154	2,382
Amortization of acquired software	520	528	2,078	1,580
Stock-based compensation	1,517	1,830	6,189	6,932
Headquarter relocation costs	--	--	830	--
Acquisition related costs	--	1,346	--	5,377
Tax effect of adjustments	(1,343)	(1,482)	(5,560)	(6,015)
Non-GAAP net income	$ 1,875	$ 2,727	$ 7,987	$ 8,845

Non-GAAP net income per share:
Basic	$ 0.07	$ 0.11	$ 0.30	$ 0.38
Diluted	$ 0.07	$ 0.11	$ 0.30	$ 0.38

Weighted average shares outstanding used in computing per share amounts:
Basic	27,540	23,759	26,609	23,044
Diluted	27,789	24,306	26,995	23,520

Reconciliation of Income (Loss) from Operations to Non-GAAP Income from Operations:	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Income (loss) from operations	$ 204	$ (984)	$ (688)	$ (5,123)
Purchase accounting deferred revenue adjustment	54	888	1,365	3,323
Amortization of intangible assets	759	837	3,154	2,382
Amortization of acquired software	520	528	2,078	1,580
Stock-based compensation	1,517	1,830	6,189	6,932
Headquarter relocation costs	--	--	830	--
Acquisition related costs	--	1,346	--	5,377
Non-GAAP income from operations	$ 3,054	$ 4,445	$ 12,928	$ 14,471

Reconciliation of Operating Expenses to Non-GAAP Operating Expenses:	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Operating expenses	$ 17,267	$ 19,363	$ 71,123	$ 67,943
Amortization of intangible assets	(759)	(837)	(3,154)	(2,382)
Stock-based compensation	(1,338)	(1,699)	(5,477)	(6,433)
Headquarter relocation costs	--	--	(830)	--
Acquisition related costs	--	(1,346)	--	(5,377)
Non-GAAP operating expenses	$ 15,170	$ 15,481	$ 61,662	$ 53,751

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow:	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Net cash provided by operating activities	$ 8,494	$ 8,689	$ 17,402	$ 18,018
Purchase of property and equipment	(892)	(1,032)	(4,196)	(2,873)
Capitalization of software development costs	(1,319)	(712)	(5,550)	(3,654)
Free cash flow	6,283	6,945	7,656	11,491
Acquisition related costs	--	521	3,600	2,977
Headquarter relocation costs	(41)	--	(609)	--
Adjusted free cash flow	$ 6,242	$ 7,466	$ 10,647	$ 14,468

Exhibit 99.1

RECONCILIATION DATA
(UNAUDITED)
(in thousands)

Reconciliation of Revenues to Non-GAAP Revenues:	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Revenues	$ 25,568	$ 25,848	$ 101,932	$ 90,231
Purchase accounting deferred revenue adjustment	54	888	1,365	3,323
Non-GAAP Revenues	$ 25,622	$ 26,736	$ 103,297	$ 93,554

Reconciliation of Cost of Revenues to Non-GAAP Cost of Revenues:	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Cost of revenues	$ 8,097	$ 7,469	$ 31,497	$ 27,411
Amortization of acquired software	(520)	(528)	(2,078)	(1,580)
Stock-based compensation	(179)	(131)	(712)	(499)
Non-GAAP Cost of revenues	$ 7,398	$ 6,810	$ 28,707	$ 25,332

Reconciliation of Research and Development to Non-GAAP Research and Development:	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Research and development	$ 7,046	$ 7,742	$ 28,307	$ 28,267
Stock-based compensation	(132)	(426)	(714)	(1,714)
Acquisition related costs	--	(600)	--	(2,400)
Non-GAAP Research and development	$ 6,914	$ 6,716	$ 27,593	$ 24,153

Reconciliation of Sales and Marketing to Non-GAAP Sales and Marketing:	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Sales and marketing	$ 6,208	$ 7,197	$ 25,617	$ 24,261
Stock-based compensation	(379)	(577)	(1,491)	(1,992)
Acquisition related costs	--	(600)	--	(2,400)
Non-GAAP Sales and marketing	$ 5,829	$ 6,020	$ 24,126	$ 19,869

Reconciliation of General and Administrative to Non-GAAP General and Administrative:	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
General and administrative	$ 3,254	$ 3,587	$ 14,045	$ 13,033
Stock-based compensation	(827)	(696)	(3,272)	(2,727)
Acquisition related costs	--	(146)	--	(577)
Headquarter relocation costs	--	--	(830)	--
Non-GAAP General and administrative	$ 2,427	$ 2,745	$ 9,943	$ 9,729

Reconciliation of Amortization of Intangible Assets to Non-GAAP Amortization of Intangible Assets:	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Amortization of intangible assets	$ 759	$ 837	$ 3,154	$ 2,382
Amortization of intangible assets	(759)	(837)	(3,154)	(2,382)
Non-GAAP Amortization of intangible assets	$ --	$ --	$ --	$ --

Exhibit 99.1

RECONCILIATION DATA
(UNAUDITED)
(in thousands except per share amounts)

Reconciliation of Revenue Outlook to Non-GAAP Revenue Outlook:	Three Months Ended March 31, 2015		Twelve Months Ended December 31, 2015
	Low end of Range	High end of Range	Low end of Range	High end of Range
Revenues	$ 25,600	$ 25,900	$ 105,900	$ 109,900
Purchase accounting deferred revenue adjustment	100	100	100	100
Non-GAAP revenues	$ 25,700	$ 26,000	$ 106,000	$ 110,000

Reconciliation of (Loss) Earnings per Share Outlook to Non-GAAP Earnings per Share Outlook:	Three Months Ended March 31, 2015		Twelve Months Ended December 31, 2015
	Low end of Range	High end of Range	Low end of Range	High end of Range
(Loss) Earnings per Share	$ (0.02)	$ (0.01)	$ 0.02	$ 0.06
Purchase accounting deferred revenue adjustment per share	0.00	0.00	0.00	0.00
Amortization of intangible assets per share and acquired software per share	0.05	0.05	0.18	0.18
Stock-based compensation per share	0.06	0.06	0.25	0.25
Tax effect of adjustments per share	(0.05)	(0.05)	(0.16)	(0.16)
Non-GAAP earnings per share	$ 0.04	$ 0.05	$ 0.29	$ 0.33

Reconciliation of Net Cash Provided by Operating Activities Outlook to Adjusted Free Cash Flow Outlook:			Twelve Months Ended December 31, 2015
			Low end of Range	High end of Range
Net cash provided by operating activities			$ 21,500	$ 23,500
Capitalization of software development costs			(6,000)	(6,000)
Purchase of property and equipment			(2,500)	(2,500)
Adjusted free cash flow			$ 13,000	$ 15,000

CONTACT: SciQuest Media contact:

SciQuest, Inc.

Roberta Patterson, 919-659-2230

rpatterson@SciQuest.com

fama PR for SciQuest

Dan Gaffney, 617-986-5036

sciquest@famapr.com

SciQuest Investor contact:

Jamie Andelman

SciQuest, Inc.

919-659-2322

jandelman@sciquest.com